EXHIBIT 10.4

                 AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT

          This Amended and Restated Restricted Stock Agreement (this "Agreement") is made as of this 17th day of April, 2006 (the "Effective Date") between Simmons Company, a Delaware corporation (the "Company"), and the undersigned (the "Restricted Shareholder"). Certain capitalized terms used herein are defined in Section 7 hereof.

          WHEREAS, the Company believes it to be in the best interests of the Company and its shareholders to take action to promote work-force stability, to reward performance and otherwise align the Restricted Shareholder's interests with those of the Company;

          WHEREAS, accordingly, the Company issued restricted stock to the Restricted Shareholder in accordance with the provisions of a Restricted Stock Agreement between the Company and the Restricted Shareholder dated as of December 19, 2003 (the "Original Agreement");

          WHEREAS, the Company desires to be assured that the confidential information and goodwill of the Company will be preserved for the exclusive benefit of the Company; and

          WHEREAS, the Company and the Restricted Shareholder desire to amend and restate the Original Agreement in its entirety as set forth herein and to cause the Original Agreement to be of no further force and effect as of the Effective Date hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. PURCHASE AND SALE OF RESTRICTED SHAREHOLDER STOCK.

          (a) Upon execution of the Original Agreement and payment of the Original Purchase Price (as hereinafter defined), the Company issued to the Restricted Shareholder that number of shares of Class B Common Stock, par value $0.01 per share, of the Company (the "Class B Common Stock") set forth below such Restricted Shareholder's name on the signature page attached hereto, for a purchase price of $0.01 per share (the "Original Purchase Price"). All of such shares of Class B Common Stock purchased by the Restricted Shareholder pursuant to the Original Agreement are referred to herein as "Restricted Shareholder Stock." To secure the Company's rights under the Repurchase Option in Section 3, the Company has retained possession of the certificates representing the Restricted Shareholder Stock and has provided the Restricted Shareholder with copies thereof.

          (b) The Restricted Shareholder, in his or her sole discretion, may have made an effective election with the Internal Revenue Service (the "IRS") under Section 83(b) of the Code and the regulations promulgated thereunder. The Restricted Shareholder understands that under applicable law such election must have been filed with the IRS no later than thirty (30) days after any acquisition of the Restricted Shareholder Stock to be effective. If the Restricted Shareholder filed an effective election, the excess of the fair market value of the Restricted Shareholder Stock (which the IRS may assert is different from the fair market value determined by the parties) covered by such election over the amount paid by the Restricted Shareholder for the stock would have been treated as ordinary income received by the Restricted Shareholder, and the Company or its subsidiary, Simmons Bedding Company, would have withheld from the Restricted Shareholder's compensation all amounts required under applicable law. If the Restricted Shareholder did not file an effective election, all appreciation on the Restricted Shareholder Stock from the date of the Original Agreement would generally be taxable as ordinary income when such stock vests pursuant to the Original Agreement, as amended and restated hereby.

          (c) In connection with the acquisition of the Restricted Shareholder Stock pursuant to the Original Agreement, the Restricted Shareholder represented and warranted to the Company, and hereby reaffirms such representations and warranties as of the date hereof, that:

               (i) the Restricted Shareholder Stock acquired by the Restricted Shareholder has been acquired for the Restricted Shareholder's own account, for investment only and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Restricted Shareholder Stock will not be disposed of in contravention of the Securities Act or any applicable state securities laws or this Agreement or the Securityholders' Agreement;

               (ii) the Restricted Shareholder, either alone or acting in conjunction with a Purchaser Representative (as such term is defined in Regulation D of the Securities Act), generally has such knowledge and experience in business and financial matters and with respect to investments in securities of privately held companies so as to enable the Restricted Shareholder to understand and evaluate the risks and benefits of his or her investment in the Restricted Shareholder Stock;

               (iii) the Restricted Shareholder has no need for liquidity in his or her investment in the Restricted Shareholder Stock and is able to bear the economic risk of his or her investment in the Restricted Shareholder Stock for an indefinite period of time and understands that the Restricted Shareholder Stock has not been registered or qualified under the Securities Act or any applicable state securities laws, by reason of the issuance of the Restricted Shareholder Stock in a transaction exempt from the registration and qualification requirements of the Securities Act or such state securities laws and, therefore, cannot be sold unless subsequently registered or qualified under the Securities Act or such state securities laws or an exemption from such registration or qualification is available;

               (iv) the Restricted Shareholder acknowledges that he or she is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the public of current information about the Company. Such information is not now available, and the Company has no current plans to make such information available;

               (v) the Restricted Shareholder has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted

     Shareholder Stock and has had full access to or been provided with such other information concerning the Company as the Restricted Shareholder has requested; and

               (vi) This Agreement constitutes the legal, valid and binding obligation of the Restricted Shareholder, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Restricted Shareholder does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Restricted Shareholder is a party or any judgment, order or decree to which the Restricted Shareholder is subject.

          (d) As an inducement to the Company to issue the Restricted Shareholder Stock to the Restricted Shareholder and as a condition thereto, the Restricted Shareholder acknowledged and agreed, and hereby reaffirms as of the date hereof, that:

               (i) neither the issuance of the Restricted Shareholder Stock to the Restricted Shareholder nor any provision contained herein shall entitle the Restricted Shareholder to remain on the Board of or in the employment of the Company or any of its Subsidiaries, if any, or affect the rights of the Company, its shareholders or any of its Subsidiaries to terminate the Restricted Shareholder's service to or employment with the Company or any of its Subsidiaries at any time for any reason; and

               (ii) except as provided in any other agreement between the Company and/or Simmons Bedding Company or any Subsidiary thereof and the Restricted Shareholder, the Company shall have no duty or obligation to disclose to the Restricted Shareholder, and the Restricted Shareholder shall have no right to be advised of, any material information regarding the Company and its Subsidiaries, if any, at any time prior to, upon or in connection with the forfeiture of the Restricted Shareholder Stock upon the termination of the Restricted Shareholder's service to or employment with the Company or a Subsidiary thereof.

          (e) In connection with the issuance and sale by the Company to the Restricted Shareholder of the Restricted Shareholder Stock, the Company represented and warranted, and hereby reaffirms as of the date hereof, that:

               (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate the assets used in its business, to carry on its business as presently conducted, to enter into this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby;

               (ii) the Company has taken all corporate action necessary to authorize its execution and delivery of this Agreement, its performance of its obligations thereunder, and its consummation of the transactions contemplated thereby;

               (iii) this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms; and

               (iv) the Restricted Shareholder Stock has been duly authorized and validly issued, fully paid and nonassessable and, as of the date of the Original Agreement was free of all Encumbrances created by or through the Company. For purposes of this clause, "Encumbrance" means any security interest, mortgage, lien, pledge, charge, easement, reservation, restriction, or similar right of any third party.

          2. VESTING OF RESTRICTED SHAREHOLDER STOCK.

          (a) General.

          (i) Vesting. The shares of Restricted Shareholder Stock granted hereunder (the "Shares") will be deemed "vested" (the "Vested Shares") as follows: (a) 18.75% of the Shares shall be deemed Vested Shares as of the date hereof and (b) Shares that are not Vested Shares as of the date hereof shall become Vested Shares in accordance with this Section 2, based upon the Company's achievement of the Consolidated Adjusted EBITDA targets set forth below (each, the "Target EBITDA") for each of the Company's fiscal years ending December 30, 2006, December 29, 2007 and December 27, 2008 (the "Measurement Years").

                                 EBITDA Targets
                              (dollars in millions)

                       CUMULATIVE
MEASUREMENT   TARGET     TARGET     90% OF TARGET   90% OF CUMULATIVE   ELIGIBLE
   YEARS      EBITDA     EBITDA         EBITDA        TARGET EBITDA      SHARES
-----------   ------   ----------   -------------   -----------------   --------
2006
2007
2008

The minimum Target EBITDA numbers set forth above shall be equitably adjusted by the Board for acquisitions and dispositions made by the Company (whether by purchase or sale of assets or stock, merger, consolidation or otherwise) and such adjustments may take into account the pro forma annual Consolidated Adjusted EBITDA of any acquired business, as determined by the Board.

               (A) Performance Based Vesting. At the end of each Measurement Year, on the Measurement Date, the percentage of Shares set forth above shall be eligible to vest (the "Eligible Shares"). On each Measurement Date, 50% of the Eligible Shares shall become Vested Shares if at least 90% of the Target EBITDA amount was met for the prior Measurement Year. If more than 90% of the Target EBITDA amount was met for the prior Measurement Year, then the Eligible Shares shall become Vested Shares on a straight line basis such that an additional 5% of Eligible Shares shall become Vested Shares for each 1% that actual Consolidated Adjusted EBITDA exceeds 90% of the Target EBITDA amount.

          (ii) Change of Control.

               (A) Shares that are not Vested Shares will accelerate as set forth below upon a Change of Control solely if the Company (a) achieves at least 90% of the Target EBITDA for the Measurement Year immediately preceding the year in which the Change of Control occurs, and (b) the actual Consolidated Adjusted EBITDA for the Measurement Year immediately preceding the year in which the Change of Control occurs exceeds the actual Consolidated Adjusted EBITDA for the preceding year. If (x) the conditions set forth in clauses (a) and (b) above are met, and (y) the Company achieves 90% of the Cumulative Target EBITDA above for the Measurement Year completed immediately prior to the Change of Control, then 50% of the Shares that were Eligible Shares but which did not previously become Vested Shares (the "Missed Shares") and 50% of the Shares that are not yet Eligible Shares shall become Vested Shares. If the Company achieves more than 90% of the Cumulative Target EBITDA above for the immediately preceding Measurement Year, then a number of Missed Shares and Shares that are not yet Eligible Shares will become Vested Shares, determined on a straight line basis such that an additional 5% of the Missed Shares and 5% of the Shares that are not yet Eligible Shares will become Vested Shares for each 1% that actual Consolidated Adjusted EBITDA for the immediately preceding Measurement Year exceeds 90% of the Cumulative Target EBITDA set forth above.

               (B) Notwithstanding the foregoing paragraph, Shares that are not Vested Shares will accelerate upon a Change of Control which occurs in the Measurement Year ending December 30, 2006 as follows: if the Company achieves 90% of the 2006 Year to Date Target EBITDA (as defined below) for the month completed immediately prior to the Change of Control, then 50% of the Shares that are not yet Eligible Shares shall become Vested Shares. The Target EBITDA for each month in 2006 is set forth below and the 2006 Year to Date Target EBITDA represents the cumulative Target EBITDA for the period commencing January 1, 2006 and ending on the last day of such month (the "Year to Date Target EBITDA"). If the Company achieves more than 90% of the 2006 Year to Date Target EBITDA for the month completed immediately prior to the Change of Control, then a number of Shares that are not yet Eligible Shares will become Vested Shares, determined on a straight line basis such that an additional 5% of the Shares that are not yet Eligible Shares will become Vested Shares for each 1% that actual Consolidated Adjusted EBITDA for the period commencing January 1, 2006 and ending on the last day of the month immediately preceding the Change of Control exceeds 90% of the 2006 Year to Date Target EBITDA.

                 2006 MONTHLY         2006 YEAR TO DATE
                TARGET EBITDA           TARGET EBITDA
  MONTH     (DOLLARS IN MILLIONS)   (DOLLARS IN MILLIONS)
  -----     ---------------------   ---------------------
January
February
March
April
May
June
July
August
September
October
November
December

          (b) In the event the Restricted Shareholder ceases to serve on the Board of, or be employed by the Company or any of its Subsidiaries on a full-time basis for any reason, then (i) all Shares of Restricted Shareholder Stock shall cease vesting effective as of the date upon which the Restricted Shareholder ceases to so serve or be so employed (the "Termination Date") and,
(ii) in the event that the Company achieves the Target EBITDA with respect to the Measurement Year in which such termination occurs, then the Eligible Shares with respect to such year multiplied by a fraction, the numerator of which shall equal the number of whole months during such year that the Restricted Shareholder served on the Board or remained employed with the Company and the denominator of which is 12, shall become Vested Shares as of the end of such year.

          3. REPURCHASE OF SHARES.

          (a) In the event that the Restricted Shareholder ceases to serve on the Board of, or be employed by the Company or any of its Subsidiaries on a full-time basis for any reason, then all Shares of Restricted Shareholder Stock (whether held by the Restricted Shareholder or by one or more of the Restricted Shareholder's transferees) which as of the date of termination:

               (i) have not vested pursuant to Section 2 hereof, will be subject to repurchase by the Company, at its option (the "Non-Vested Repurchase Option"), for the lower of the Original Purchase Price of the Restricted Shareholder Stock and Fair Market Value as of the date of repurchase;

               (ii) have vested pursuant to Section 2 hereof, will be subject to repurchase by the Company, at its option (the "Vested Repurchase Option"), for Fair Market Value as of the date of repurchase.

          (b) In the event of a Change of Control, then all Shares of Restricted Shareholder Stock (whether held by the Restricted Shareholder or by one or more of the Restricted Shareholder's transferees) which, as of the date of such Change of Control, have not become Vested Shares pursuant to Section 2, will be subject to repurchase by the Company, at its option (the "Non-Vested Change of Control Repurchase Option") for the lower of the Original Purchase Price of the Restricted Shareholder Stock and Fair Market Value.

          (c) The Non-Vested Change of Control Repurchase Option, together with the Non-Vested Repurchase Option and the Vested Repurchase Option, are referred to collectively as the "Repurchase Options." The Repurchase Options shall be exercised by the Company, or its designee, from time to time, by delivering to the Restricted Shareholder a written notice of exercise and a check in the amount of the Original Purchase Price or Fair Market Value, as determined in accordance with Sections 3(a) and (b) above. Upon delivery of such notice and payment of the purchase price as described above, the Company, or its designee, shall become the legal and beneficial owner of the Shares of Restricted Shareholder Stock being repurchased and all rights and interest therein or related thereto, and the Company, or its designee, shall have the right to transfer to its own name the number of Shares of Restricted Shareholder Stock being repurchased without further action by the Restricted Shareholder or any of his or her transferees. If the Company or its designee elect to exercise the repurchase rights pursuant to this Section 3 and the Restricted Shareholder or his or her transferee fails to deliver the Shares of Restricted Shareholder Stock in accordance with the terms hereof, the Company, or its designee, may, at its option, in addition to all other remedies it may have, deposit the purchase price in an escrow account administered by an independent third party (to be held for the benefit of and payment over to the Restricted Shareholder or his or her transferee in accordance herewith), whereupon the Company shall by written notice to the Restricted Shareholder cancel on its books the certificates(s) representing such Shares of Restricted Shareholder Stock registered in the name of the Restricted Shareholder and all of the Restricted Shareholder's or his or her transferee's right, title, and interest in and to such Shares of Restricted Shareholder Stock shall terminate in all respects.

          (d) Notwithstanding the foregoing, if at any time the Company elects to purchase any Class B Common Stock pursuant to this Section 3, the Company shall pay the purchase price for the Class B Common Stock it purchases (i) first, by offsetting indebtedness, if any, owing from such Restricted Shareholder to the Company and (ii) then, by the Company's delivery of cash for the remainder of the purchase price, if any, against delivery of the certificates or other instruments representing the Class B Common Stock so purchased, duly endorsed; provided that, if any such cash payment at the time such payment is required to be made would result (A) in a violation of any law, statute, rule, regulation, policy, order, writ, injunction, decree or judgment promulgated or entered by any federal, state, local or foreign court or governmental authority applicable to the Company or any of its Subsidiaries or any of its or their property or (B) after giving effect thereto, a Financing Default, or (C) if the Board determines in good faith that immediately prior to such purchase there shall exist a Financing Default which prohibits such purchase, dividend or distribution ((A) through (C) collectively the "Cash Deferral Conditions"), the portion of the cash payment so affected may be made by the Company's delivery of a promissory note or senior preferred shares of the Company with a liquidation preference equal to the balance of the purchase price. The promissory note or senior preferred shares shall accrue interest or yield, as the case may be, annually at the "prime rate" published in The Wall Street Journal on the date of issuance, which interest or yield, as the case may be, shall be payable at maturity or upon payment of distributions by the Company. The value of each such senior preferred share shall as of its issuance be deemed to equal (A) the portion of the cash payment paid by the issuance of such preferred shares divided by (B) the number of senior preferred shares so issued. Any senior preferred shares or the promissory note shall be redeemed or payable when and to the extent the Cash Deferral Condition which prompted their issuance no longer exists.

          (e) In the event that Restricted Shareholder Stock is repurchased pursuant to this Section 3, the Restricted Shareholder and his or her successors, assigns or Representatives shall take (at the Company's expense) all steps necessary and desirable to obtain all required third-party, governmental and regulatory consents and approvals and take all other actions necessary and desirable to facilitate consummation of such repurchase in a timely manner.

          4. LEGEND.

          The certificates representing the Restricted Shareholder Stock will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO REPURCHASE AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN AMENDED AND RESTATED RESTRICTED STOCK AGREEMENT DATED AS OF APRIL 17, 2006 BETWEEN THE COMPANY AND THE OTHER SIGNATORY THERETO. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.

          THE SALE, TRANSFER, ASSIGNMENT, PLEDGE, OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF THE HOLDER OF SUCH SECURITIES IN RESPECT OF THE ELECTION OF DIRECTORS ARE SUBJECT TO A SECURITYHOLDERS' AGREEMENT DATED DECEMBER 19, 2003 AMONG THL BEDDING HOLDING COMPANY AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THL BEDDING HOLDING COMPANY.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS."

          5. RESTRICTIONS ON TRANSFER, CONVERSION AND VOTING.

          (a) The Company and the Restricted Shareholder acknowledge and agree that the Shares of Restricted Shareholder Stock are subject to and restricted by the Securityholders' Agreement and with respect to such Shares of Restricted Shareholder Stock, the Restricted Shareholder shall be an "Employee" or "Senior Manager," as the case may be, and as each such term is used in the Securityholders' Agreement. Notwithstanding anything to the contrary contained in the Securityholders' Agreement, no Shares of Restricted Shareholder Stock that have not become Vested Shares pursuant to Section 2 hereof may be transferred to any Person and no Shares of Restricted Shareholder Stock that are Vested Shares may be transferred to any Person who is not an Affiliate of the Restricted Shareholder. The Vested Shares may be transferred by will or the laws of descent and distribution.

          (b) Prior to any Transfer, the transferee shall agree, by execution of a Joinder Agreement, to be bound by this Agreement as holder of Restricted Shareholder Stock and by the Securityholders' Agreement as an "Employee" or "Senior Manager", as the case may be. Any Transfer or attempted Transfer of any Restricted Shareholder Stock in violation of the preceding sentence shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Restricted Shareholder Stock as the owner of such stock for any purpose.

          (c) The Restricted Shareholder agrees that so long as the Restricted Shareholder owns Shares of Restricted Shareholder Stock which have not become Vested Shares pursuant to Section 2 hereof, the Restricted Shareholder shall be obligated to vote all of his, her or its Shares of Restricted Shareholder Stock which have not become Vested Shares pursuant to Section 2 hereof in the same manner and proportions as the votes cast by the holders of a majority of the Company's voting capital stock not subject to such repurchase rights. If the Restricted Shareholder fails or refuses to vote his, her or its Shares of Restricted Shareholder Stock which have not become Vested Shares pursuant to
Section 2 hereof as required by, or votes his, her or its Shares of Restricted Shareholder Stock which have not become Vested Shares pursuant to Section 2 hereof in contravention of this Section 5(c), then the Restricted Shareholder hereby grants to each of the President and Treasurer of the Company, acting solely in his or her capacity as such, an irrevocable proxy, coupled with an interest, to vote such Shares in accordance with Section 5(c).

          6. RESTRICTED ACTIVITIES.

          (a) The Restricted Shareholder acknowledges that (1) the Company has separately bargained and paid additional consideration for the restrictive covenants herein; (2) the

Company will provide certain benefits to the Restricted Shareholder hereunder in reliance on such covenants in view of the unique and essential nature of the services the Restricted Shareholder will perform on behalf of the Company and the irreparable injury that would befall the Company should the Restricted Shareholder breach such covenants; and (3) as used in this Section 6 and for all terms defined in Section 7 that are utilized in Section 6, the definition of the "Company" includes the Company and/or its Subsidiaries, Affiliates, and the successors and assigns of each and any such related entities.

          (b) The Restricted Shareholder agrees that the Restricted Shareholder's work for the Company has brought and will bring Restricted Shareholder into close contact with many of the Company's Customers, Customer Prospects, Vendors, Trade Secrets, and Confidential Information. The Restricted Shareholder further agrees that the covenants in this Section 6 are reasonable and necessary to protect the Company's legitimate business interests and its Customer, Customer Prospect, and/or Vendor relationships, Trade Secrets, and Confidential Information.

          (c) The Restricted Shareholder agrees to faithfully perform the duties assigned to the Restricted Shareholder and will not engage in any other employment or business activity while employed by the Company that might interfere with the Restricted Shareholder's full-time performance of the Restricted Shareholder's duties for the Company or cause a conflict of interest. The Restricted Shareholder agrees to abide by all of the Company's policies and procedures, which may be amended from time-to-time.

          (d) The Restricted Shareholder agrees that, due to Restricted Shareholder's position, the Restricted Shareholder's engaging in any activity that may breach this Agreement will cause the Company great, immediate, and irreparable harm.

          (e) Duty of Confidentiality. The Restricted Shareholder agrees that during the Restricted Shareholder's employment with the Company and for a period of five (5) years following the termination of such employment for any reason, the Restricted Shareholder shall not directly or indirectly divulge or make use of any Confidential Information outside of the Restricted Shareholder's employment with the Company (so long as the information remains confidential) without the prior written consent of the Company. The Restricted Shareholder shall not directly or indirectly misappropriate, divulge, or make use of Trade Secrets for an indefinite period of time, so long as the information remains a Trade Secret as defined by the DUTSA and/or any other applicable law. The Restricted Shareholder further agrees that if the Restricted Shareholder is questioned about information subject to this Agreement by anyone not authorized to receive such information, the Restricted Shareholder will notify the Company's General Counsel within 24 hours. The Restricted Shareholder acknowledges that applicable law may impose longer duties of non-disclosure, especially for Trade Secrets, and that such longer periods are not shortened by this Agreement.

          (f) Return of Confidential Information And Company Property. The Restricted Shareholder agrees to return to the Company all Confidential Information and/or Trade Secrets within three (3) calendar days following the termination of the Restricted Shareholder's employment for any reason. To the extent the Restricted Shareholder maintains Confidential

Information and/or Trade Secrets in electronic form on any computers or other electronic devices owned by the Restricted Shareholder, the Restricted Shareholder agrees to irretrievably delete all such information and to confirm the fact of deletion in writing within three (3) calendar days following termination of employment with the Company for any reason. The Restricted Shareholder also agrees to return all property in the Restricted Shareholder's possession at the time of the termination of the employment with the Company, including but not limited to all documents, records, tapes, and other media of every kind and description relating to the Business of the Company and its Customers, Customer Prospects, and/or Vendors, and any copies, in whole or in part, whether or not prepared by the Restricted Shareholder, all of which shall remain the sole and exclusive property of the Company.

          (g) Proprietary Rights. Proprietary Rights shall be promptly and fully disclosed by the Restricted Shareholder to the Company's General Counsel and shall be the exclusive property of the Company as against the Restricted Shareholder and the Restricted Shareholder's successors, heirs, devisees, legatees and assigns. The Restricted Shareholder hereby assigns to the Company Restricted Shareholder's entire right, title, and interest therein and shall promptly deliver to the Company all papers, drawings, models, data, and other material relating to any of the foregoing Proprietary Rights conceived, made, developed, created or reduced to practice by the Restricted Shareholder as aforesaid. All copyrightable Proprietary Rights shall be considered "works made for hire." The Restricted Shareholder shall, upon the Company's request and at its expense, execute any documents necessary or advisable in the opinion of the Company's counsel to assign, and confirm the Company's title in the foregoing Proprietary Rights and to direct issuance of patents or copyrights to the Company with respect to such Proprietary Rights as are the Company's exclusive property as against the Restricted Shareholder and/or the Restricted Shareholder's successors, heirs, devisees, legatees and assigns under this
Section 6.(g) or to vest in the Company title to such Proprietary Rights as against the Restricted Shareholder and/or the Restricted Shareholder's successors, heirs, devisees, legatees and assigns, the expense of securing any such patent or copyright, however, to be borne by the Company.

          (h) Non-Competition. The Restricted Shareholder covenants and agrees that, during the term of Restricted Shareholder's employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, the Restricted Shareholder will not, directly or indirectly, anywhere in the Territory, on behalf of any Competitive Business perform the same or substantially the same Job Duties.

          (i) Non-Solicitation of Customers, Customer Prospects, and Vendors. The Restricted Shareholder also covenants and agrees that during the term of Restricted Shareholder's employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, the Restricted Shareholder will not, directly or indirectly, solicit or attempt to solicit any business from any of the Company's Customers, Customer Prospects, or Vendors with whom the Restricted Shareholder had Material Contact during the last two (2) years of the Restricted Shareholder's employment with the Company.

          (j) Non-Solicitation of Employees. The Restricted Shareholder also covenants and agrees that during the term of Restricted Shareholder's employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, the Restricted Shareholder will not, directly or indirectly, on the Restricted Shareholder's own behalf or on behalf of or in conjunction with any person or legal entity, recruit, solicit, or induce, or attempt to recruit, solicit, or induce, any non-clerical employee of the Company with whom the Restricted Shareholder had personal contact or supervised while performing the Restricted Shareholder's Job Duties, to terminate their employment relationship with the Company.

          (k) Ownership of Securities. Notwithstanding the provisions set forth herein, the Restricted Shareholder shall have the right to (a) invest in or acquire any class of securities issued by any firm, partnership, corporation, and/or any other entity and/or person not engaged in any Competitive Business, or (b) acquire as a passive investor (with no involvement in the operations or management of the business) up to 1% of any class securities which is (i) issued by any Competitive Business, and (ii) publicly traded on a national securities exchange or over-the-counter market.

          (l) No Disparagement. Each of the parties hereto covenants and agrees that, during the term of the Restricted Shareholder's employment with the Company and for twelve (12) months after the termination thereof, regardless of the reason for the employment termination, such party will not, directly or indirectly, either in writing or by any other medium, make any disparaging, derogatory or negative statement, comment or remark about the other parties hereto, or any of them, or Thomas H. Lee Partners, or any other their respective officers, directors, employees, Affiliates, Subsidiaries, successors and assigns, as the case may be; provided, however, that this Section 6.(l) shall not be construed to require any Person to provide other than truthful testimony when compelled to testify pursuant to an enforceable subpoena or court order.

          7. DEFINITIONS.

          The following terms shall have the meanings ascribed below:

          "Affiliate" of any particular Person means any other Person controlling, controlled by or under common control with such particular Person or, with respect to any individual, such individual's spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such individual, such individual's spouse and/or such individual's descendants.

          "Board" means the Board of Directors of the Company.

          "Business of the Company" means the highly competitive business of developing, manufacturing, marketing, distributing, and/or selling sleep products, including mattresses, foundations, changing pads and covers, and bedding components for the same.

          "Cause" shall mean any one or more of the following:

                    (a) The Restricted Shareholder shall have been convicted of, or shall have pleaded guilty or nolo contendere to, any felony or a crime involving fraud, personal dishonesty or moral turpitude (whether or not in connection with his employment);

                    (b) The Restricted Shareholder shall have repeatedly or
               consistently failed or refused to perform his or her duties or fulfill his or her responsibilities to the Company, after verbal notice and ten (10) days opportunity to cure;

                    (c) The Restricted Shareholder shall have breached any
               provision of Section 6 hereof; or

                    (d) The Restricted Shareholder shall have committed any
               fraud, embezzlement, misappropriation of funds, breach of fiduciary duty or other act of dishonesty against the Company.

          "Change of Control" shall mean the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other party or parties, other than an Affiliate of THL, on an arm's-length basis, pursuant to which (a) a party or group (as defined under Rule 13d under the Securities Exchange Act of 1934, as amended) who is not a stockholder of the Company on the Effective Date, acquires, directly or indirectly (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise), more than 50% of the voting stock of the Company, (b) such party or parties, directly or indirectly, acquire assets constituting all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis, or (c) prior to an initial public offering of the Company common stock pursuant to an offering registered under the Securities Act, Thomas H. Lee Equity Fund V, L.P., a Delaware limited partnership, and its affiliates cease to have the ability to elect, directly or indirectly, a majority of the Board.

          "Class A Common Stock" means the Company's Class A Common Stock, $0.01 par value per share.

          "Class B Common Stock" has the meaning set forth in Section 1(a) hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Competitive Business(es)" include any firm, partnership, joint venture, corporation and/or any other entity and/or person, including but not limited to Sealy Corporation, Serta International, Spring Air Company, Select Comfort Corporation, Tempur-Pedic International, Inc., King Koil Licensing Company, Inc., International Bedding Corp., and/or any licensee of such entity, that develops, manufactures, markets, distributes, and/or sells any of the sleep products described in the definition for the "Business of the Company."

          "Confidential Information" means information about the Company and its Customers, Customer Prospects, and/or Vendors that is not generally known outside of the Company, which Restricted Shareholder learned in connection with the Restricted Shareholder's employment with the Company. Confidential Information may include, without limitation: (1) the terms of this Agreement, except as necessary to inform a subsequent employer of the restrictive covenants contained herein and/or the Restricted Shareholder's attorney, spouse, or professional tax advisor only on the condition that any subsequent disclosure by any such person shall be considered a disclosure by the Restricted Shareholder and a violation of this Agreement; (2) the Company's business policies, finances, and business plans; (3) the Company's financial projections, including but not limited to, annual sales forecasts and targets and any computation(s) of the market share of Customers and/or Customer Prospects; (4) sales information relating to the Company's product roll-outs; (5) customized software, marketing tools, and/or supplies that the Restricted Shareholder was provided access to by the Company and/or created; (6) the identity of the Company's Customers, Customer Prospects, and/or Vendors (including names, addresses, and telephone numbers of Customers, Customer Prospects, and/or Vendors); (7) any list(s) of the Company's Customers, Customer Prospects, and/or Vendors; (8) the account terms and pricing upon which the Company obtains products and services from its Vendors; (9) the account terms and pricing of sales contracts between the Company and its Customers; (10) the proposed account terms and pricing of sales contracts between the Company and its Customer Prospects; (11) the names and addresses of the Company's employees and other business contacts of the Company; and (12) the techniques, methods, and strategies by which the Company develops, manufactures, markets, distributes, and/or sells any of the sleep products described in the definition for the "Business of the Company."

          "Consolidated Adjusted EBITDA" has the meaning set forth in the Credit Agreement.

          "Credit Agreement" shall mean the Amended and Restated Credit and Guaranty Agreement, dated as of August 27, 2004, among Simmons Bedding Company, as Company, THL-SC Bedding Company and certain subsidiaries of the Company, as Guarantors, the financial institutions listed therein, as Lenders, UBS Securities LLC, as Joint Lead Arranger and as Co-Syndication Agent, Deutsche Bank AG, New York Branch, as Administrative Agent and Collateral Agent, General Electric Capital Corporation, as Co-Documentation Agent, CIT Lending Services Corporation, as Co-Documentation Agent, and Goldman Sachs Credit Partners L.P., as Sole Bookrunner, a Joint Lead Arranger and as Co-Syndication Agent.

          "Customers" means any firm, partnership, corporation and/or any other entity and/or Person that purchased or purchases from the Company any of the sleep products described in the definition for the "Business of the Company."

          "Customer Prospects" means any firm, partnership, corporation and/or any other entity and/or Person reasonably expected by the Company to purchase from the Company any of the sleep products described in the definition for the "Business of the Company."

          "DUTSA" means Delaware Uniform Trade Secrets Act, 6 DEL. CODE ANN. Sections 2001-2011.

          "Fair Market Value" shall be determined by the Board in good faith. Upon such determination, the Company shall promptly provide the Restricted Shareholder with notice of the Fair Market Value so determined (the "Board Notice"). In the event of a determination of Fair Market Value with respect to Class B Common Stock owned by a Senior Manager, such Senior Manager shall have the right to contest such determination in good faith, by delivery of written notice to the Company within ten (10) days of delivery of the Board Notice. If the Senior Manager does not notify the Company of any disagreement therewith, then the Fair Market Value shall be as set forth in the Board Notice. If the Senior Manager does notify the Company of his or her disagreement with the Fair Market Value set forth in the Board Notice within such 10-day time period, then the Company must retain an independent third party appraiser to make such Fair Market Value determination (the "Final Determination"), and such Final Determination shall govern; provided, however, that if the Final Determination of Fair Market Value equals less than 110% of the Fair Market Value set forth in the Board Notice, then the Senior Manager shall pay for all costs and expenses of the third party appraiser.

          "Financing Default" means any event of default or breach under (i) the Credit Agreement, (ii) that certain senior unsecured floating rate loan facility by and among THL-SC Bedding Company, certain of its subsidiaries, certain lenders, party thereto and Deutsche Bank, A.G., Cayman Islands Branch, as administrative agent, as amended, modified, restated or refinanced from time to time, (iii) the covenant contained in the Indenture which permits repurchases by the Company of employee stock not exceeding a specified amount in the aggregate, or (iv) any other similar notes or instruments that the Company or its Subsidiaries may issue from time to time.

          "Fully Diluted Shares" means, as of any date of determination, the number of shares of Class A Common Stock and Class B Common Stock outstanding, plus (without duplication) shares of Class A Common Stock and Class B Common Stock issuable, whether at such time or upon the passage of time or the occurrence of future events, upon the exercise, conversion or exchange of all then-outstanding rights, warrants, options, convertible securities, or exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Class A Common Stock or Class B Common Stock or securities exercisable for or convertible or exchangeable into Class A Common Stock or Class B Common Stock, as the case may be, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "Indenture" shall mean that certain Indenture, dated as of December 19, 2003, governing the Company's Senior Subordinated Notes due 2013, as amended, modified, restated or refinanced from time to time.

          "Job Duties" for the Restricted Shareholder are those job duties the Restricted Shareholder performed for the twelve (12) months prior to the Effective Date of this Agreement, as well as those duties as may from time-to-time reasonably be prescribed by the Company during the period of the Restricted Shareholder's employment with the Company.

          "Material Contact" means personal contact or the supervision of the efforts of those who have direct personal contact with a Customers, Customer Prospects, or Vendors in an effort to initiate or further a business relationship between the Company and such Customers, Customer Prospects, or Vendors.

          "Measurement Date" shall mean the date upon which the Company shall have received its audited financial statements for the prior Measurement Year, beginning with the Measurement Year ending December 30, 2006.

          "Person" shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "Proprietary Rights" means any and all inventions, discoveries, developments, methods, processes, compositions, works, supplier and customer lists (including information relating to the generation and updating thereof), concepts, and ideas (whether or not patentable or copyrightable) conceived, made, developed, created, or reduced to practice by the Restricted Shareholder (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) prior to or during the Restricted Shareholder's employment, which may be directly or indirectly useful in, or related to, the Business of the Company or any business or products contemplated by the Company while the Restricted Shareholder was or is an employee, officer, or director of the Company.

          "Representative" means, with respect to the deceased Restricted Shareholder, the duly appointed, qualified and acting personal representative (or personal representatives collectively) of the estate of the deceased Restricted Shareholder (or portion of such estate that includes Restricted Shareholder Stock), whether such personal representative holds the position of executor, administrator or other similar position qualified to act on behalf of such estate.

          "Restricted Shareholder Stock" has the meaning set forth in Section 1(a) hereof. The Restricted Shareholder Stock will continue to be Restricted Shareholder Stock in the hands of any holder other than the Restricted Shareholder (except for the Company and except for transferees in a Public Sale) and, except as otherwise provided herein, each such other holder of the Restricted Shareholder Stock will succeed to all rights and obligations attributable to the Restricted Shareholder as a holder of the Restricted Shareholder Stock hereunder. The Restricted Shareholder Stock will also include shares of the Company's capital stock issued with respect to the Restricted Shareholder Stock by way of a stock split, stock dividend or other recapitalization.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal law then in force.

          "Securityholders' Agreement" means the Securityholders' Agreement dated December 19, 2003 between the Company and certain stockholders of the Company, as amended, modified or supplemented from time to time.

          "Senior Manager" shall mean each of Charles Roy Eitel, William S. Creekmuir, and Rhonda C. Rousch, and/or any other Persons designated by the Board as Senior Managers (collectively, the "Senior Managers").

          "Subsidiary" means any Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by the Company or (ii) the Company is entitled, directly or indirectly, to appoint a majority of the board of directors or managers or comparable supervisory body of such Person.

          "Territory" means the United States and Puerto Rico.

          "THL" means Thomas H. Lee Equity Fund V, L.P., a Delaware limited partnership, Thomas H. Lee Parallel Fund V, L.P., Thomas H. Lee Cayman Fund V, L.P., 1997 Thomas H. Lee Nominee Trust, Thomas H. Lee Investors Limited Partnership, Putnam Investments Holdings, LLC, Putnam Investments Employees' Securities Company I LLC, and Putnam Investments Employees' Securities Company II, LLC.

          "Trade Secrets" means Confidential Information which meets the additional requirements of the DUTSA and/or under any other applicable law.

          "Transfer" means the sale, transfer, assignment, pledge or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) of any Restricted Shareholder Stock.

          "Vendors" means any individual and/or entity that provided goods and services to the Company.

          8. GENERAL PROVISIONS.

          (a) Severability. It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

          (b) Entire Agreement. This Agreement and the Securityholders' Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, PROVIDED, HOWEVER, THAT NOTWITHSTANDING THE FOREGOING, IF THE

RESTRICTED SHAREHOLDER IS CURRENTLY A PARTY TO ANY NON-COMPETITION OR NON-SOLICITATION COVENANTS WITH THE COMPANY OR ITS SUBSIDIARIES AND SUCH COVENANTS ARE TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS, SUCH COVENANTS (TOGETHER WITH ANY DEFINITIONS CONTAINED IN SUCH COVENANTS AND ANY EXHIBITS OR SCHEDULES REFERENCED THEREIN) (COLLECTIVELY, THE "PRIOR COVENANTS") SHALL NOT BE SUPERSEDED OR RESTATED BUT INSTEAD SHALL BE INCORPORATED HEREIN BY REFERENCE. THE PRIOR COVENANTS SHALL BE READ TOGETHER WITH THE COVENANTS CONTAINED IN SECTION 6 HEREOF IN SUCH MANNER AS TO MAKE SUCH PRIOR COVENANTS AND THE COVENANTS CONTAINED HEREIN ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER THE LAWS OF THE STATE IN WHICH ENFORCEMENT IS SOUGHT.

          (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Restricted Shareholder, the Company, and their respective successors, assigns, heirs, representative and estate, as the case may be (including subsequent holders of Restricted Shareholder Stock); provided that the rights and obligations of the Restricted Shareholder under this Agreement shall not be assignable except in connection with a permitted transfer of Restricted Shareholder Stock hereunder.

          (e) Governing Law and Remedies. The parties acknowledge and agree that they are bound by their arbitration obligations under Exhibit A attached hereto, which the parties also hereby agree to execute contemporaneously and is an integral part of this Agreement. The parties agree and acknowledge that all provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware exclusively and without reference to principles of conflict of laws. The Federal Arbitration Act ("FAA") will supersede state laws to the extent inconsistent. The Arbitrator(s) shall have no authority to apply the law of any other jurisdiction.

/S/ KKM RESTRICTED SHAREHOLDER'S INITIALS TO ACKNOWLEDGE AGREEMENT TO GOVERNING LAW AND REMEDIES PROVISION IN SECTION 8(E).

          (f) Remedies. Each of the parties to this Agreement and any such Person granted rights hereunder whether or not such Person is a signatory hereto shall be entitled to enforce its rights under this Agreement specifically to recover damages and costs (including reasonable attorney's fees) for any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party and any such Person granted rights hereunder whether or not such Person is a signatory hereto may in its sole discretion submit the matter to arbitration for specific performance and/or other injunctive relief (without posting any bond or deposit) in order to enforce or prevent any violations of the provisions of this Agreement.

          (g) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Restricted Shareholder and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

          (h) Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via facsimile, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, when received if transmitted via facsimile, five (5) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

               If to the Company, to:

                    Simmons Company
                    One Concourse Parkway, Suite 800
                    Atlanta, GA 30328
                    Attention: Chief Financial Officer and General Counsel

               With a copy to:

               Thomas H. Lee Partners, L.P.

                    100 Federal Street, 35th Floor
                    Boston, MA 02110
                    Attention: Scott A. Schoen
                    Todd M. Abbrecht
                    George Taylor

If to the Restricted Shareholder, to the address set forth underneath the Restricted Shareholder's name on the signature pages hereto.

          (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company's chief executive office is located, the time period for giving notice or taking action shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

          (j) Survival of Representations, Warranties and Agreements. All representations, warranties and agreements contained herein shall survive the consummation of the transactions contemplated hereby and the termination of this Agreement indefinitely.

          (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (l) Construction. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

          (m) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (n) Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          (o) Acknowledgement and Waiver; Termination of Original Agreement. The Restricted Shareholder hereby represents and warrants that he or she has access to adequate information regarding the terms of this Agreement, the scope and effect of the provisions set forth herein, including the effect of this Agreement on the vesting provisions contained in the Original Agreement, and all other matters encompassed by this Agreement, to make an informed and knowledgeable decision with regard to enter into this Agreement. The Restricted Shareholder further represents and warrants that he or she has not relied on the Company in deciding to enter into this Agreement and has instead made his or her own independent analysis and decision to enter into this Agreement. By execution of this Agreement, the Restricted Shareholder hereby agrees and acknowledges that the Original Agreement shall be of no further force and effect as of the date hereof.

                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Restricted Stock Agreement as of the date first written above.

                                        SIMMONS COMPANY


                                        By: /s/ William S. Creekmuir
                                            ------------------------------------
                                            William S. Creekmuir
                                            Executive Vice President and
                                            Chief Financial Officer

                                        RESTRICTED SHAREHOLDER:

                                        Kristen K. McGuffey


                                        /s/ Kristen K. McGuffey
                                        ----------------------------------------
                                        Signature

                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------

                                        Shares of Restricted Shareholder Stock
                                        Purchased: 6880

                         EXHIBIT A - ARBITRATION CLAUSE

     (1) In consideration of the benefits described in the Amended and Restated Restricted Stock Agreement executed by KRISTEN K. MCGUFFEY (the "Restricted Shareholder" or "you") and SIMMONS COMPANY, a Delaware corporation (the "Company"), on the same date hereto and into which this Exhibit A is incorporated, ("Agreement"), the Company and you hereby agree that any controversy or claim arising under federal, state and local statutory or common or contract law between the Company and you involving the construction or application of any of the terms, provisions, or conditions of the Agreement, including, but not limited to, breach of contract, tort, and/or fraud, must be submitted to arbitration on the written request of either party served on the other. Arbitration shall be the exclusive forum for any such controversy. For example, if the Company and you have a dispute concerning the interpretation or enforceability of one or more restrictive covenants, the parties will resolve the dispute exclusively through arbitration. The Arbitrator's decision shall be final and binding on both parties.

     (2) If any claim or cause of action at law or in equity is filed by either party in any state or federal court which results in arbitration being compelled and/or the claim or cause of action being dismissed, stayed, and/or removed to arbitration pursuant to this Agreement, the party who instituted the claim or cause of action in state or federal court, either wholly or in substantial part, shall, at the discretion of the Arbitrator(s), reimburse the respondent for its reasonable attorneys' fees, costs, and necessary disbursements to the extent permitted by law, in addition to any other relief to which it may be entitled, related to the state or federal court claim or action.

     (3) Excluding the initial filing fee, which shall be borne by the claimant, the cost of arbitration shall be borne by the Company, unless the Arbitrator determines that any claim(s) brought by you was/were wholly frivolous or fraudulent. If an arbitration or any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party, either wholly or in substantial part, shall, at the discretion of the Arbitrator, be entitled to its reasonable attorneys' fees, costs, and necessary disbursements to the extent permitted by law, in addition to any other relief to which it may be entitled.

     (4) If the Restricted Shareholder submits any controversy or claim to arbitration, the arbitration will be conducted in Atlanta, Georgia and all claims shall be submitted to and administered by the American Arbitration Association's Southeast Case Management Center in Atlanta, Georgia. If the Company submits any controversy or claim to arbitration, the arbitration shall be conducted at the American Arbitration Association's Local or Regional Office that is geographically closest to the Restricted Shareholder's place of residence and all claims shall be submitted to and administered by the American Arbitration Association's corresponding Case Management Center.

     (5) The arbitration shall comply with and be governed by the American Arbitration Association's Commercial Arbitration Rules ("Rules") effective as of the execution date below, to the extent such Rules are not contrary to the express provisions of this Agreement. The parties also agree that the American Arbitration Association Optional Rules for Emergency Measures of

Protection ("Emergency Rules") shall apply to proceedings brought by either party. The above Rules and Emergency Rules can be found at the following page of the American Arbitration Association's website, www.adr.org: http://www.adr.org/sp.asp?id=22440. You acknowledge that you should read these Rules and Emergency Rules and that it is your responsibility to be familiar with them prior to signing the Agreement. If you are unable to access the Rules and/or Emergency Rules at the above website, you can request a copy of them from a Company official prior to signing the Agreement.

     (6) The parties agree and acknowledge that all provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware exclusively and without reference to principles of conflict of laws. The Federal Arbitration Act ("FAA") will supersede state laws to the extent inconsistent. Any claim(s) involving the construction or application of this Agreement must be submitted to arbitration within the statute of limitations period for such claim(s) under Delaware state law and shall be dismissed if the statute of limitations period is not met. The Arbitrator(s) shall have no authority to apply the law of any other jurisdiction.

     (7) The dispute shall be heard and determined by one Arbitrator, unless both parties mutually consent in writing signed by you and an authorized representative of Company to a panel of three (3) Arbitrators. Unless both parties mutually consent otherwise, the parties agree and request that the Arbitrator(s) issue a reasoned award in accordance with Commercial Arbitration Rule R-42(b).

     I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I AM GIVING UP MY RIGHT TO A JURY TRIAL.

Executed effective as of this 17th day of April, 2006.

                                        Simmons Company


/s/ Kristen K. McGuffey                 By: /s/ William S. Creekmuir
-------------------------------------       ------------------------------------
Kristen K. McGuffey                         William S. Creekmuir
                                            Executive Vice President and
                                            Chief Financial Officer

Social Security #: __________________


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